Exhibit 99.1
China Solar & Clean Energy Solutions Announces New Chief Financial Officer
- Ms. Veronica Jing Chen Named Chief Financial Officer -

BEIJING, CHINA (March 19, 2009) -- China Solar & Clean Energy Solutions, Inc. (“CSOL” or the “Company”) (OTC BB: CSOL), a premier manufacturer and distributor of solar water heaters, renewable energy solutions, and space heating devices in the People's Republic of China, today announced the appointment of Ms. Veronica Jing Chen as its Chief Financial Officer, effective immediately.

Ms. Chen is a seasoned executive with more than 20 years of experience in accounting, finance, and general management.  Prior to joining CSOL, she had been Chief Financial Officer of China Valve Technology (OTC BB: CVVT) and Origin Agritech (NASDAQ: SEED), two publicly-listed companies on US Exchanges with principal operations in China.  Before that, she served as Senior Director of Finance at iKang Healthcare; Director of Finance at eLong (NASDAQ: LONG); and Finance Manager of the North China Region for Eli Lilly Asia Inc. China Representative Office.

Spanning her extensive career as a financial executive, Ms. Chen has established and successfully managed accounting systems, improved financial reporting and controls, and implemented internal policies and procedures in compliance with standards required by the Sarbanes-Oxley Act.  Ms. Chen currently holds a CPA Australia membership, and received a Ph.D. in Business Administration from Victoria University, Neuchâtel, Switzerland, and an MBA from City University, Seattle, Washington.

With the hiring of Ms. Chen, Mr. Yang Yihai has resigned from his CFO position, effective March 17, 2009.

Mr. Deli Du, President and CEO of CSOL, commented, "We are very pleased to have Ms. Chen join our Company and believe she will be an excellent addition to our senior management team.  Ms. Chen’s broad experience at overseas-listed companies and deep knowledge of Chinese operations provide CSOL with proven leadership in financial management, control, and reporting.  I look forward to working closely with her, as we focus on executing our future growth plans.  We aim to strengthen our corporate governance, drive higher productivity, optimize our cost structure and investments, and maximize our profitability.  We look forward to her contributions in the months and years ahead.  As we welcome Ms. Chen to our team, we express our many thanks to Mr. Yang for his service and continued efforts during this transition period.  We remain committed to continue building a strong, diverse and capable management team, and, most importantly, to continue growing a strong, profitable and responsive enterprise at China Solar.”

About China Solar & Clean Energy Solutions, Inc
China Solar & Clean Energy Solutions, Inc. operates through its wholly owned subsidiaries Bazhou Deli Solar Energy Heating Co. Ltd. ("Deli Solar (Bazhou)"), Beijing Deli Solar Technology Development Co., Ltd., Shenzhen PengSangPu Solar Industrial Products Corporation and its 51% ownership in Tianjin Huaneng Group, all located in the PRC. The Company manufactures and distributes hot water and space heating devices to customers in the PRC, in addition to waste heat recovery systems. For more information, please visit http://www.cn-sce.com ..

Safe Harbor Statement:
Certain statements in this news release may contain forward-looking information about China Solar & Clean Energy Solutions and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, market and customer acceptance and demand for products, ability to market products, fluctuations in foreign currency markets, the use of estimates in the preparation of financial statements, the impact of competitive products and pricing, the ability to develop and launch new products on a timely basis, the regulatory environment, fluctuations in operating results, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. China Solar & Clean Energy Solutions undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please contact:

Judy Zhu
China Solar & Clean Energy Solutions, Inc.
Tel: +86-10-6386-0500
Email: delisolar@yahoo.com.cn

Michael Tieu
ICR
Tel: +86-10-6599-7960
Email: Michael.tieu@icrinc.com